Exhibit 99.01
Cadence Reports Third Quarter 2021 Financial Results
SAN JOSE, Calif. — October 25, 2021 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the third quarter of 2021.

Cadence reported third quarter 2021 revenue of $751 million, compared to revenue of $667 million for the same period in 2020. On a GAAP basis, Cadence achieved operating margin of 26 percent and recognized net income of $176 million, or $0.63 per share on a diluted basis, in the third quarter of 2021, compared to operating margin of 25 percent and net income of $162 million, or $0.58 per share on a diluted basis for the same period in 2020.

Using the non-GAAP measure defined below, operating margin for the third quarter of 2021 was 36 percent and net income was $222 million, or $0.80 per share on a diluted basis, compared to operating margin of 36 percent and net income of $197 million, or $0.70 per share on a diluted basis, for the same period in 2020.

“Cadence delivered stronger than expected financial results for the third quarter, fueled by accelerating demand for our highly differentiated solutions.” said Lip-Bu Tan, chief executive officer. “Design activity remains robust and the Cadence team continues to execute exceedingly well to our Intelligent System Design strategy.”

“Delighting customers and accelerating growth requires a relentless commitment to innovation,” added Anirudh Devgan, president. “Our innovation pipeline continued to deliver, as we introduced four additional significant new products this quarter, including the revolutionary Integrity 3D-IC Platform.”

“We exceeded our guidance on all key metrics for the third quarter and as a result, I am pleased to raise our outlook for the year,” said John Wall, senior vice president and chief financial officer.
CFO Commentary
Commentary on the third quarter 2021 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the fourth quarter of 2021, the company expects total revenue in the range of $745 million to $765 million. Fourth quarter GAAP operating margin is expected to be approximately 24 percent and GAAP net income per diluted share is expected to be in the range of $0.49 to $0.53. Using the non-GAAP measure defined below, operating margin is expected to be approximately 35 percent and net income per diluted share is expected to be in the range of $0.76 to $0.80.
For 2021, the company expects total revenue in the range of $2.96 billion to $2.98 billion. On a GAAP basis, operating margin is expected to be approximately 26 percent and GAAP net income per diluted share for 2021 is expected to be in the range of $2.36 to $2.40. Using the non-GAAP measure defined below, operating margin for 2021 is expected to be approximately 37 percent and net income per diluted share for 2021 is expected to be in the range of $3.24 to $3.28.
Our fiscal years are 52- or 53-week periods ending on the Saturday closest to December 31. Fiscal 2021 will be a 52-week fiscal year. Fiscal 2020 was a 53-week fiscal year, with an additional week in our fourth quarter of 2020.
A schedule showing a reconciliation of the business outlook from GAAP operating margin, GAAP net income and diluted net income per share to non-GAAP operating margin and non-GAAP net income and diluted net income per share is included in this release.

Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, Anirudh Devgan, president and John Wall, senior vice president and chief financial officer, will host the third quarter 2021 financial results audio webcast today, October 25, 2021, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 25, 2021 at 5 p.m. (Pacific) and ending December 17, 2021 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary electronic products from chips to boards to systems for the most dynamic market applications, including consumer, hyperscale computing, 5G communications, automotive, mobile, aerospace, industrial and healthcare. For seven years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at cadence.com.

© 2021 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
This document includes forward-looking statements which are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (ix) the effects of any litigation, regulatory or other proceedings to which Cadence is or may become a party; and (x) the duration, severity and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring, executive severance and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	October 2, 2021	September 26, 2020
	(unaudited)
GAAP operating margin as a percent of total revenue	26%	25%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7%	7%
Amortization of acquired intangibles	2%	3%
Acquisition and integration-related costs	1%	1%
Restructuring and other charges (credits)	0%	0%
Non-qualified deferred compensation expenses (credits)	0%	0%
Non-GAAP operating margin as a percent of total revenue	36%	36%

Net Income Reconciliation	Three Months Ended
	October 2, 2021	September 26, 2020
(in thousands)	(unaudited)
Net income on a GAAP basis	$176,307	$161,630
Stock-based compensation expense	52,746	45,334
Amortization of acquired intangibles	16,774	15,885
Acquisition and integration-related costs	5,326	6,739
Restructuring and other charges (credits)	(222)	13
Non-qualified deferred compensation expenses (credits)	(351)	1,779
Other income or expense related to investments and non-qualified deferred compensation plan assets*	815	(876)
Income tax effect of non-GAAP adjustments	(29,817)	(33,451)
Net income on a non-GAAP basis	$221,578	$197,053

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	October 2, 2021	September 26, 2020
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.63	$0.58
Stock-based compensation expense	0.19	0.16
Amortization of acquired intangibles	0.06	0.06
Acquisition and integration-related costs	0.02	0.02
Restructuring and other charges (credits)	—	—
Non-qualified deferred compensation expenses (credits)	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—
Income tax effect of non-GAAP adjustments	(0.10)	(0.12)
Diluted net income per share on a non-GAAP basis	$0.80	$0.70
Shares used in calculation of diluted net income per share	278,311	280,024

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning December 17, 2021, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s fourth quarter 2021 earnings release is published, which is currently scheduled for February 22, 2022.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
October 2, 2021 and January 2, 2021
(In thousands)
(Unaudited)

	October 2, 2021	January 2, 2021
Current assets:
Cash and cash equivalents	$1,013,819	$928,432
Receivables, net	327,191	338,487
Inventories	101,575	75,956
Prepaid expenses and other	100,428	135,712
Total current assets	1,543,013	1,478,587
Property, plant and equipment, net	303,313	311,125
Goodwill	925,949	782,087
Acquired intangibles, net	247,628	210,590
Deferred taxes	766,036	732,290
Other assets	427,936	436,106
Total assets	$4,213,875	$3,950,785
Current liabilities:
Accounts payable and accrued liabilities	$363,835	$349,951
Current portion of deferred revenue	543,361	446,857
Total current liabilities	907,196	796,808
Long-term liabilities:
Long-term portion of deferred revenue	95,991	107,064
Long-term debt	347,385	346,793
Other long-term liabilities	232,041	207,102
Total long-term liabilities	675,417	660,959
Stockholders’ equity	2,631,262	2,493,018
Total liabilities and stockholders’ equity	$4,213,875	$3,950,785

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Nine Months Ended October 2, 2021 and September 26, 2020
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Revenue:
Product and maintenance	$706,160	$630,329	$2,093,098	$1,813,384
Services	44,735	36,278	122,110	109,598
Total revenue	750,895	666,607	2,215,208	1,922,982
Costs and expenses:
Cost of product and maintenance	54,185	64,800	174,933	175,915
Cost of services	22,402	17,484	62,380	56,047
Marketing and sales	143,401	123,738	412,194	369,958
Research and development	289,105	250,934	845,324	743,423
General and administrative	42,990	35,928	123,275	105,161
Amortization of acquired intangibles	5,000	4,438	14,661	13,234
Restructuring and other charges (credits)	(222)	13	(968)	(1,329)
Total costs and expenses	556,861	497,335	1,631,799	1,462,409
Income from operations	194,034	169,272	583,409	460,573
Interest expense	(4,196)	(5,325)	(12,729)	(15,876)
Other income (expense), net	(1,143)	1,766	3,701	1,862
Income before provision for income taxes	188,695	165,713	574,381	446,559
Provision for income taxes	12,388	4,083	55,005	29,653
Net income	$176,307	$161,630	$519,376	$416,906
Net income per share - basic	$0.65	$0.59	$1.90	$1.52
Net income per share - diluted	$0.63	$0.58	$1.86	$1.49
Weighted average common shares outstanding - basic	273,194	273,996	273,636	273,633
Weighted average common shares outstanding - diluted	278,311	280,024	279,046	279,455

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended October 2, 2021 and September 26, 2020
(In thousands)
(Unaudited)

	Nine Months Ended
	October 2, 2021	September 26, 2020
Cash and cash equivalents at beginning of period	$928,432	$705,210
Cash flows from operating activities:
Net income	519,376	416,906
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106,962	107,019
Amortization of debt discount and fees	952	770
Stock-based compensation	155,860	138,723
(Gain) loss on investments, net	(330)	5,118
Deferred income taxes	(34,566)	(18,966)
Provisions for losses on receivables	234	1,087
ROU asset amortization and change in operating lease liabilities	(2,917)	2,064
Other non-cash items	146	410
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	15,132	9,945
Inventories	(25,608)	6,376
Prepaid expenses and other	36,632	22,769
Other assets	8,127	(21,287)
Accounts payable and accrued liabilities	10,501	(30,455)
Deferred revenue	84,183	124,491
Other long-term liabilities	10,417	4,430
Net cash provided by operating activities	885,101	769,400
Cash flows from investing activities:
Proceeds from the sale of non-marketable investments	128	—
Purchases of property, plant and equipment	(49,977)	(63,745)
Cash paid in business combinations, net of cash acquired	(220,026)	(197,562)
Net cash used for investing activities	(269,875)	(261,307)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	350,000
Payment of debt issuance costs	(1,285)	—
Proceeds from issuance of common stock	83,632	71,451
Stock received for payment of employee taxes on vesting of restricted stock	(108,185)	(85,515)
Payments for repurchases of common stock	(502,301)	(250,047)
Net cash provided by (used for) financing activities	(528,139)	85,889
Effect of exchange rate changes on cash and cash equivalents	(1,700)	7,372
Increase in cash and cash equivalents	85,387	601,354
Cash and cash equivalents at end of period	$1,013,819	$1,306,564

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2020					2021
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Americas	43%	44%	42%	41%	42%	46%	44%	46%
China	13%	12%	17%	17%	15%	12%	14%	13%
Other Asia	18%	19%	19%	18%	18%	18%	19%	18%
Europe, Middle East and Africa	19%	18%	16%	17%	18%	18%	17%	17%
Japan	7%	7%	6%	7%	7%	6%	6%	6%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2020					2021
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Custom IC Design and Simulation	25%	24%	24%	26%	25%	23%	23%	23%
Digital IC Design and Signoff	29%	28%	27%	31%	29%	27%	28%	29%
Functional Verification, including Emulation and Prototyping Hardware	23%	24%	23%	19%	22%	26%	25%	23%
IP	14%	14%	15%	13%	14%	14%	13%	14%
System Design and Analysis	9%	10%	11%	11%	10%	10%	11%	11%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of October 25, 2021
(Unaudited)

	Three Months Ending January 1, 2022	Year Ending January 1, 2022
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	~24%	~26%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	7%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Restructuring and other credits	0%	0%
Non-qualified deferred compensation expenses	0%	0%
Special charges*	0%	1%
Non-GAAP operating margin as a percent of total revenue†	~35%	~37%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Comprised of cost related to a voluntary retirement program in the second quarter of 2021.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of October 25, 2021
(Unaudited)

	Three Months Ending January 1, 2022	Year Ending January 1, 2022
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.49 to $0.53	$2.36 to $2.40
Stock-based compensation expense	0.21	0.77
Amortization of acquired intangibles	0.06	0.24
Acquisition and integration-related costs	0.02	0.08
Restructuring and other credits	—	—
Non-qualified deferred compensation expenses	—	0.01
Special charges*	—	0.10
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	(0.02)
Income tax effect of non-GAAP adjustments	(0.02)	(0.30)
Diluted net income per share on a non-GAAP basis†	$0.76 to $0.80	$3.24 to $3.28

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of October 25, 2021
(Unaudited)

	Three Months Ending January 1, 2022	Year Ending January 1, 2022
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$137 to $149	$657 to $669
Stock-based compensation expense	58	214
Amortization of acquired intangibles	17	67
Acquisition and integration-related costs	6	22
Restructuring and other credits	—	(1)
Non-qualified deferred compensation expenses	—	4
Special charges*	—	27
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	(4)
Income tax effect of non-GAAP adjustments	(7)	(84)
Net income on a non-GAAP basis†	$211 to $223	$902 to $914

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Comprised of cost related to a voluntary retirement program in the second quarter of 2021.

**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.